UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2012

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 1.01.  Entry into a Material Definitive Agreement

On October 12, 2012, Energy XXI (Bermuda) Limited’s indirect wholly-owned subsidiary Energy XXI Gulf Coast, Inc. (“Gulf Coast”) received written confirmation from the administrative agent under its Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that it had received signature pages from all of the lenders under the First Lien Credit Agreement for the Third Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 19, 2012 (the “Amendment”). The Amendment becomes effective as of October 19, 2012 based on satisfaction of the conditions to such effectiveness provided in the Amendment.

The Amendment provides changes, supplements and other modifications for information specific to the lenders under the First Lien Credit Agreement, and increases the borrowing base under the First Lien Credit Agreement to $825 million.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	ITEM

10.1	Third Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By

Dated: October 15, 2012		/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Third Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 19, 2012